             MASS. ELECTRIC LOGO     MASSACHUSETTS ELECTRIC COMPANY

Dear Preferred Stock -- Cumulative Shareholder:

     Please find enclosed important information pertaining to the following two items:

          (i) a proposed amendment (the Proposed Amendment) to the By-Laws and Articles of Organization (the Provisions) of Massachusetts Electric Company (Mass. Electric) which will be considered at a Special Meeting of its shareholders; and

          (ii) an offer by New England Electric System (NEES) to purchase the outstanding shares of Mass. Electric's Preferred Stock -- Cumulative Stock.

     We will greatly appreciate your giving prompt attention to the enclosed material which you are urged to read in its entirety.

     The Proposed Amendment relates to the elimination of the restrictions in the Provisions limiting the ability of Mass. Electric to incur unsecured indebtedness. Currently, unsecured indebtedness cannot exceed 20% of Mass. Electric's aggregate of its capital, premium, and secured debt (10% without a vote of the Dividend Series Preferred Stock and the Preferred
Stock -- Cumulative, voting as a single class). As more fully described in the attached materials, Mass. Electric believes that the prudent use of unsecured debt is important to the effective financial management of its business. Unsecured debt provides flexibility in meeting temporary fluctuations in cash requirements, can be used when unfavorable conditions prevail in the market for long-term capital, acts as a bridge between issues of permanent capital, and may present more flexibility in terms and cash than secured debt. If the Proposed Amendment is adopted, Mass. Electric will have increased flexibility (i) to choose among different types of debt financing and (ii) to finance projects using the most cost effective means. The availability and flexibility of unsecured debt is necessary to take full advantage of changing conditions in the securities and financial markets.

     In addition, although Mass. Electric's earnings currently are sufficient to meet the earnings coverage tests that must be satisfied before issuing additional first mortgage bonds and preferred stock, other utilities have been unable to issue mortgage bonds during certain periods because of restrictive covenants in their mortgages. Any inability by Mass. Electric to issue first mortgage bonds or preferred stock in the future, combined with the inability to issue additional unsecured debt, would limit its financing options to more costly securities, including additional common equity.

     Concurrently with Mass. Electric's proxy solicitation, NEES is offering to purchase the outstanding shares of Mass. Electric's Preferred
Stock -- Cumulative. In order to tender your shares, you must vote for the Proposed Amendment. The offer is further conditioned upon, among other things, the Proposed Amendment being approved and adopted at the Special Meeting. If you vote for the Proposed Amendment and it passes, you will be entitled to receive a Special Cash Payment in the amount of $0.25 per share for each share that you so vote, provided your shares have not been tendered. Instructions for tendering your shares and information pertaining to the Special Cash Payment are included with the enclosed material.

     The Shares will trade, during the period which begins two days prior to the Record Date and which will end at the close of business on the Expiration Date, in the over-the-counter market under the symbol "MSSJT", indicating that such Shares are trading "with proxy." A Preferred Shareholder who acquires Shares during this period must obtain, or have such holder's authorized representative obtain, an assignment of proxy (which is included in the applicable Letter of Transmittal and Proxy) at settlement from the seller. The National Association of Securities Dealers, Inc. (NASD) and The Depository Trust Company (DTC) have issued notices informing their members and participants that the Shares will trade "with proxy" and that settlement of all trades during the period described above should include an assignment of proxy from the seller.

     It is important to your interests that all shareholders, regardless of the number of shares owned, participate in the affairs of the Company. Even if you plan to attend the Special Meeting, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY, WHICH IS INCLUDED WITH AN ENCLOSED LETTER(S) OF TRANSMITTAL AND PROXY FOR PREFERRED STOCK -- CUMULATIVE, AND RETURN IT PROMPTLY TO THE DEPOSITARY IN THE ENCLOSED ENVELOPE. By signing and returning your proxy promptly, you are assuring that your shares will be voted.

     You are cordially invited to attend the Special Meeting which will be held at 25 Research Drive, Westborough, Massachusetts, on December 12, 1997, at 4:30 p.m., eastern standard time, or any adjournment or postponement of such meeting.

     If you have questions or requests for assistance regarding the Proposed Amendment, the Special Meeting, or NEES's tender offer, please call Georgeson & Company Inc., the Information Agent, at (800) 223-2064 (toll-free) and for banks and brokers (212) 440-9800 (call collect) or Merrill Lynch & Co., the Dealer Manager, at (888) ML4-TNDR ((888) 654-8637 (toll-free)). Requests for additional copies of the Booklet, the Letter of Transmittal, or other tender offer or proxy materials may be directed to the Information Agent and such copies will be furnished promptly at the companies' expense. Preferred Shareholders may also contact their local broker, dealer, commercial bank, or trust company for assistance concerning the Offer.

     Thank you for your continued interest in Mass. Electric.

                                          Sincerely yours,

                                          Treasurer

             MASS. ELECTRIC LOGO     MASSACHUSETTS ELECTRIC COMPANY

Dear Dividend Series Preferred Stock Shareholder:

     Please find enclosed important information pertaining to the following two items:

          (i) a proposed amendment (the Proposed Amendment) to the By-Laws and Articles of Organization (the Provisions) of Massachusetts Electric Company (Mass. Electric) which will be considered at a Special Meeting of its shareholders; and

          (ii) an offer by New England Electric System (NEES) to purchase the outstanding shares of Mass. Electric's Dividend Series Preferred Stock.

     We will greatly appreciate your giving prompt attention to the enclosed material which you are urged to read in its entirety.

     The Proposed Amendment relates to the elimination of the restrictions in the Provisions limiting the ability of Mass. Electric to incur unsecured indebtedness. Currently, unsecured indebtedness cannot exceed 20% of Mass. Electric's aggregate of its capital, premium, and secured debt (10% without a vote of the Dividend Series Preferred Stock and the Preferred
Stock -- Cumulative, voting as a single class). As more fully described in the attached materials, Mass. Electric believes that the prudent use of unsecured debt is important to the effective financial management of its business. Unsecured debt provides flexibility in meeting temporary fluctuations in cash requirements, can be used when unfavorable conditions prevail in the market for long-term capital, acts as a bridge between issues of permanent capital, and may present more flexibility in terms and cash than secured debt. If the Proposed Amendment is adopted, Mass. Electric will have increased flexibility (i) to choose among different types of debt financing and (ii) to finance projects using the most cost effective means. The availability and flexibility of unsecured debt is necessary to take full advantage of changing conditions in securities and financial markets.

     In addition, although Mass. Electric's earnings currently are sufficient to meet the earnings coverage tests that must be satisfied before issuing additional first mortgage bonds and preferred stock, other utilities have been unable to issue mortgage bonds during certain periods because of restrictive covenants in their mortgages. Any inability by Mass. Electric to issue first mortgage bonds or preferred stock in the future, combined with the inability to issue additional unsecured debt, would limit its financing options to more costly securities, including additional common equity.

     Concurrently with the Mass. Electric's proxy solicitation, NEES is offering to purchase the outstanding shares of the Mass. Electric's Dividend Series Preferred Stock. In order to tender your shares, you must vote for the Proposed Amendment. The Offer is further conditioned upon, among other things, the Proposed Amendment being approved and adopted at the Special Meeting. If you vote for the Proposed Amendment and it passes, you will be entitled to receive a Special Cash Payment in the amount of $1.00 per share for each share that you so vote, provided your shares have not been tendered. Instructions for tendering your shares and information pertaining to the Special Cash Payment are included with the enclosed material.

     The Shares will trade, during the period which begins two days prior to the Record Date and which will end at the close of business on the Expiration Date, in the over-the-counter market under the symbols "MSSDT" for the 4.44% Series, "MSSGT" for the 4.76% Series, and "MSSIT" for the 6.99% Series, indicating that such Shares are trading "with proxy." A Preferred Shareholder who acquires Shares during this period must obtain, or have such holder's authorized representative obtain, an assignment of proxy (which is included in the applicable Letter of Transmittal and Proxy) at settlement from the seller. The National Association of Securities Dealers, Inc. (NASD) and The Depository Trust Company (DTC) have issued notices informing their members and participants that the Shares will trade "with proxy" and that settlement of all trades during the period described above should include an assignment of proxy from the seller.

     It is important to your interests that all shareholders, regardless of the number of shares owned, participate in the affairs of the Company. Even if you plan to attend the Special Meeting, WE URGE YOU

TO SIGN AND DATE THE ENCLOSED PROXY, WHICH IS INCLUDED WITH AN ENCLOSED LETTER(S) OF TRANSMITTAL AND PROXY FOR EACH OF THE RESPECTIVE SERIES OF DIVIDEND SERIES PREFERRED STOCK, AND RETURN IT PROMPTLY TO THE DEPOSITARY IN THE ENCLOSED ENVELOPE. By signing and returning your proxy promptly, you are assuring that your shares will be voted.

     You are cordially invited to attend the Special Meeting which will be held at 25 Research Drive, Westborough, Massachusetts, on December 12, 1997, at 4:30 p.m., eastern standard time, or any adjournment or postponement of such meeting.

     If you have questions or requests for assistance regarding the Proposed Amendment, call Georgeson & Company Inc., Agent, at (800) 223-2064 (toll-free) and for banks and brokers (212) 440-9800 (call collect) or Merrill Lynch & Co., Dealer Managers at, (888) ML4-TNDR ((888) 654-8637 (toll-free)). Requests for additional copies of the Booklet, the Letter of Transmittal, or other tender offer or proxy materials may be directed to the Information Agent and such copies will be furnished promptly at the companies' expense. Preferred Shareholders may also contact their local broker, dealer, commercial bank, or trust company for assistance concerning the Offer.

     Thank you for your continued interest in Mass. Electric.

                                          Sincerely yours,

                                          MICHAEL E. JASMISMI

                                          Treasurer